Exhibit 10.136


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF BALANCED CARE CORPORATION (THE "CORPORATION") THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A, IF APPLICABLE, SUBJECT TO COMPLIANCE WITH ANY STATE SECURITIES LAWS, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (D) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION HAS BEEN PROVIDED TO THAT EFFECT. A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT FOR THESE SECURITIES UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 144 OR 144A UNDER THE U.S. SECURITIES ACT OR RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.



                            BALANCED CARE CORPORATION
                    9.5% Unsecured Convertible Grid Debenture



Issued to:     HR INVESTMENTS LIMITED

Issued by:     BALANCED CARE CORPORATION
               1215 Manor Drive
               Mechanicsburg, PA 17055
               U.S.A.



$4,666,666                                          Maturity Date:  July 1, 2005
(Initial Principal Amount)

                                   Article I
                                 PROMISE TO PAY

1.1      Promise to Pay

         BALANCED CARE CORPORATION (the "Corporation"), a corporation incorporated under the Laws of the State of Delaware and having its chief executive office at 1215 Manor Drive, Mechanicsburg, PA 17055, U.S.A., for value received, hereby promises to pay to or to the order of HR Investments Limited, a Cayman Island corporation, its successors and assigns (the "Holder"), at Unsworth & Associates, Herengracht 483, 1017 BT, Amsterdam, Netherlands,
Attention: J. B. Unsworth, or at such other place as the Holder may direct at any time and from time to time, the initial principal amount of $4,666,666 together with interest, accrued and payable quarterly in accordance with Section
3.1 hereof, on each Interest Payment Date, on the principal amount outstanding from time to time and on all other amounts now or hereafter payable hereunder (including accrued and unpaid interest), in the case of principal, from the date hereof, and in the case of costs, charges and expenses, from the date on which they were incurred, and in the case of all other amounts, from the date on which such other amounts are payable, in each case until July 1, 2005, calculated quarterly on each Interest Payment Date until all Obligations hereunder have been paid and satisfied in full and thereafter, calculated monthly on the last day of each and every month, in all cases at the rate of 9.5% per annum, as well after as before demand, default and judgment, together with interest on overdue interest at the same rate. Provided that the Corporation has not advised the Holder that it wishes to pay interest in cash as specified in Section 3.1(b), on each Interest Payment Date (as hereinafter defined) the amount of interest payable shall be added to and form part of the principal amount outstanding hereunder, all as recorded on the grid attached as Schedule "A" hereto (the principal amount owing from time to time, any interest payable thereon and all other amounts now or hereafter payable hereunder, and at any time outstanding hereunder, shall be referred to herein as the "Obligations"). Unless the Debenture is earlier converted in its entirety in accordance with the terms hereof, the Obligations shall be due and payable on July 1, 2005 (the "Maturity Date") or such earlier date as the Obligations may become due and payable in accordance with the terms and provisions hereof. This Debenture shall rank pari passu with another convertible debenture to be issued by the Corporation on or about July 31, 2000 in the same principal amount and substantially the same form as this Debenture.

1.2      Transferability

         This Debenture and all obligations associated herewith shall not be transferable by the Corporation without the express written consent of the Holder, such consent not to be unreasonably withheld. Unless prohibited by applicable securities Laws, the Holder may, without the consent of the Corporation, grant participations in all or any part of this Debenture to one or more Persons (each a "Participant") or, subject to the immediately following sentence, assign all or any part of its interest in this Debenture to one or more Persons (each an "Assignee"). The Holder may deliver to any prospective Participant or Assignee a copy of any material in its possession relating to the Corporation, in order to permit such prospective Participant or Assignee to assess its investment; provided that each such delivery is made on the understanding that the information contained therein is confidential in nature. The Holder shall act on behalf of all its Participants in all dealings with the Corporation in respect of this Debenture and the Corporation may rely on its dealings with the Holder in this regard. This Debenture, and the rights associated herewith, may be freely transferred by the Holder only upon surrender of the Debenture to the Maker for reissuance along with appropriate transfer instructions. The Maker shall not be required to recognize a new holder of this Debenture as the new registered holder of this Debenture nor to make any payment of principal or interest to such a new holder except upon receipt of the Debenture together with such transfer instructions. Any new holder of this Debenture shall receive a new debenture issued in replacement of this Debenture registered to and in the name of the new holder, and otherwise containing identical terms and conditions to those of this Debenture.

                                   ARTICLE II
                                 INTERPRETATION

2.1      Definitions

         In this Debenture:

   (a) "Amended Registration Rights Agreement" has the meaning attributed to such term in Section 7.6;

   (b) "Arm's Length" means the disinterested state existing between two or more unrelated parties, each acting in good faith in his or her own self-interest;

   (c)   "Assignee" has the meaning attributed to such term in Section 1.2;

   (d) "Audited Financial Statements" means the audited financial statements of the Corporation as at and for the fiscal year ended June 30, 1999 and the report of the auditors of the Corporation thereon filed with the Securities and Exchange Commission on the Form 10-K/A (Amendment No. 1) of the Corporation dated September 28, 1999, together with all Exhibits thereto;

   (e)   "Board of Directors" means the Corporation's board of directors;

   (f) "Business Day" means any day, other than (i) a Saturday, Sunday or statutory holiday in the State of New York or (ii) any of the first, second, seventh or eighth day of Passover, the first or second day of Shavuoth, the first or second day of Rosh Hashanah, Yom Kippur, the first or second day of Sukkoth, Shemini Azereth or Simchas Torah, and the day prior to any of the foregoing days;

   (g)   "Closing Date" means July 31, 2000;

   (h) "Common Shares" means common shares of the Corporation from time to time authorized, issued and outstanding, and includes any securities of the Corporation issued on a merger, amalgamation or other reorganization of or including the Corporation which are issued in exchange for or in replacement of the common shares of the Corporation;

   (i)   "Conversion Notice" has the meaning attributed to such term in Section
         4.2;

   (j) "Conversion Rate" means the dollar amount for which each Common Share may be issued upon the exercise of the Conversion Right in accordance with the provisions of Article IV;

   (k) "Conversion Right" means the right attached to this Debenture which permits the Holder to convert this Debenture into Common Shares in accordance with the provisions of Article IV;

   (l)   "Corporation" means Balanced Care Corporation and its successors;

   (m) "Current Market Price Per Share" means the price per Common Share at any date which shall be the average closing price per share at which the Common Shares are traded for 20 consecutive trading days ending 5 trading days preceding such date on the American Stock Exchange or, if the Common Shares are not listed on such exchange, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by the Board of Directors or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market. The average closing price per share shall be determined by dividing the sum of the daily closing prices of the Common Shares sold on the said exchange or market, as the case may be, during the said 20 consecutive trading days by 20. If the Common Shares are not being traded on an exchange or market at the time of such calculation, then the Current Market Price Per Share shall be a price determined in good faith by the Board of Directors based on the written advice of an investment banking firm selected by the Corporation and acceptable to the Holder acting reasonably;

   (n) "Debenture", "Debentures", "hereto", "herein", "hereof", "hereby", "hereunder", and any similar expressions refer to this debenture and the schedules attached hereto and not to any particular article, Section or other portion hereof, and include any and every instrument supplemental hereto or amending any part hereof;

   (o) "Early Termination Date" the meaning attributed to such term in Section 5.1;

   (p)   "Event of Default" has the meaning attributed to such term in Section
         9.1;

   (q)   "Grid Schedule" means the grid schedule annexed hereto as Schedule "A";

   (r) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder;

   (s)   "Holder" has the meaning attributed to such term in Section 1.1;

   (t)   "IPC" means IPC Advisors S.a.r.l;

   (u) "Interest Payment Date" means September 30, December 31, March 31 and June 30 each year until this Debenture is converted or the Maturity Date, provided that if any Interest Payment Date does not fall on a Business Day, then such Interest Payment Date shall be the next Business Day following such date, the first Interest Payment Date being October 2, 2000;

   (v)   "Issue Date" has the meaning attributed to such term in Section 4.2;

   (w) "Laws" means all legally binding federal, provincial, state, municipal and local constitutions, treaties, laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, judicial or administrative judgments, orders, decisions, rulings or awards, policies, guidelines, including general principles of civil and common law;

   (x) "Material Adverse Effect" means any change or effect out of the ordinary course of business, operations or results of the Corporation that, individually or when taken together with all similar or related changes or effects is or could reasonably be expected to be materially adverse to the Corporation, its business, operations, properties or condition or its Subsidiaries, taken as a whole, or the Corporation's ability to perform its obligations hereunder, provided that, for purposes of this definition, a change or effect out of the ordinary course of business, operations or results of the Corporation that individually or when taken together with all similar or related changes or effects, results or could reasonably be expected to result in a loss of assets, increase in liabilities or decrease in cash flow (or any combination of the foregoing) of any of the Corporation and its Subsidiaries exceeding $750,000, in the aggregate, shall be deemed to be materially adverse to the Corporation;

   (y)   "Maturity Date" means July 1, 2005;

   (z) "NHP" means Nationwide Health Properties Inc, a Maryland corporation, together with its affiliates;

   (aa) "NHP Leases" means the master leases each dated among, inter alia, the Corporation and NHP;

   (bb)  "Obligations" has the meaning ascribed thereto in Section 1.1;

   (cc) "Officers' Certificate" means a certificate signed by the President or the Chief Financial Officer of the Corporation;

   (dd)  "Participant" has the meaning attributed to such term in Section 1.2;

   (ee) "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

   (ff) "Registration Rights Agreement" has the meaning attributed to such term in Section 7.6;

   (gg)  "Subscription Agreement" has the meaning attributed to such term in
         Section 6.1; and

   (hh) "Subsidiaries" means the subsidiaries of the Corporation on the date hereof or that may be acquired by or organized by the Corporation after the date hereof and "Subsidiary" means any one of them.

2.2      Headings

         The inclusion of headings in this Debenture is for convenience of reference only and shall not affect the construction or interpretation hereof.

2.3      References to Sections

         Whenever in this Debenture a particular article, section or other portion thereof is referred to, such reference pertains to the particular article, section or portion thereof contained herein, unless otherwise indicated.

2.4      Currency

         Except where otherwise expressly provided, all amounts in this Debenture are stated and shall be paid in U.S. currency.

2.5      Gender and Number

         In this Debenture, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

2.6      Invalidity of Provisions

         Each of the provisions contained in this Debenture is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

2.7      Amendment or Waiver

         No amendment or waiver of this Debenture shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Debenture shall constitute a waiver of any other provision nor shall any waiver of any provision of this Debenture constitute a continuing waiver unless otherwise expressly provided.

2.8      Governing Law

         This Debenture shall be governed by and construed in accordance with the Laws of the Commonwealth of Pennsylvania, excluding its conflicts of law principles.

                                  ARTICLE III
                                    INTEREST

3.1      Payment of Interest

   (a) Payment in Kind: Provided that the Corporation has not advised the Holder in writing that it wishes to pay interest in cash on any Interest Payment Date, at least 10 Business Days prior to such Interest Payment Date, the Corporation shall forward to the Holder a copy of the Grid Schedule updated to reflect the interest payment due on such date and the increased "Outstanding Principal Amount" under this Debenture, as increased by the amount of such interest payment that will not be paid in cash by the Corporation on such Interest Payment Date.

   (b) Cash Payment: In the event that the Corporation has advised the Holder in writing that it wishes to pay interest in cash on any Interest Payment Date, at least 10 Business Days prior to such Interest Payment Date, the Corporation shall forward to the Holder a copy of the Grid Schedule updated to reflect the interest payment due on such date. On such Interest Payment Date, the Corporation shall deliver to the Holder an amount in cash by wire transfer of immediately available funds equal to the interest payment due on such date.

                                   ARTICLE IV
                                   CONVERSION

4.1      Conversion Right

         Upon and subject to the terms and conditions hereinafter set forth, the Holder shall have the right (the "Conversion Right"), at any time up to and including the earlier of the Early Termination Date or the Maturity Date, to notify the Corporation that it wishes to exchange or convert all or any part of this Debenture, including all or any part of the Obligations hereunder, into fully paid non-assessable Common Shares at the Conversion Rate in effect on the Issue Date.

         The Conversion Rate shall be $2.00 per Common Share to be issued upon conversion of this Debenture. The Conversion Rate is subject to adjustment as provided in Section 4.4.

         The Conversion Right shall extend only to the maximum number of whole Common Shares into which the Obligations or any part thereof may be converted in accordance with this Section 4.1. Fractional interests in Common Shares shall be adjusted for in the manner provided in Section 4.5.

4.2      Conversion Procedure

         The Conversion Right may be exercised by the Holder by completing and executing the notice of conversion (the "Conversion Notice") attached hereto as Schedule "B". The Conversion Notice shall provide that the Conversion Right is being exercised, shall include the portion of the Obligations in respect of which the Conversion Right is being exercised, and shall set out the date (the "Issue Date") on which Common Shares are to be issued upon the exercise of the Conversion Right (such date to be no later than 10 Business Days after the date on which the Conversion Notice is issued), and the name of the party (which must be the Holder or a Participant, if applicable) who shall be the registered holder of the Common Shares. On the Issue Date the required number of Common Shares shall be issued as fully paid and non-assessable shares of the Corporation and a certificate for such shares shall be issued to the Person named in the Conversion Notice. If less than all the Obligations are the subject of the Conversion Right, then on the Issue Date the Corporation shall deliver to the Holder a replacement Debenture for the amount of the Obligations which remain outstanding following the exercise of the Conversion Right and the issuance of Common Shares in connection therewith. If the Conversion Right is being exercised in respect of all Obligations, this Debenture shall be surrendered to the Corporation for cancellation.

4.3      Accrued and Unpaid Interest

         If this Debenture is surrendered for conversion in accordance with
Section 4.2 on an Issue Date which is between Interest Payment Dates, the Holder shall be entitled to receive accrued and unpaid interest in respect of the principal amount of this Debenture up to the Issue Date, and such interest shall form part of the Obligations in respect of which the Conversion Right is exercised.

4.4      Adjustment of Conversion Rate

         The Conversion Rate in effect at any date shall be subject to adjustment from time to time as follows:

   (a) If and whenever at any time prior to the earlier of the Early Termination Date or the Maturity Date, the Corporation shall:

         (i) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares;

         (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares; or

         (iii) issue Common Shares (or securities convertible into or exchangeable for Common Shares) to the holders of outstanding Common Shares by way of stock dividend;

         then the Conversion Rate in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares (or securities convertible into or exchangeable for Common Shares) by way of a stock dividend, as the case may be, shall in the case of the events referred to in clauses (i) and (iii) above, be decreased in proportion to the increase in the number of outstanding Common Shares resulting from such subdivision, redivision or dividend (including, in the case where securities convertible into or exchangeable for Common Shares are issued, the number of Common Shares that would have been outstanding had such securities been converted into or exchanged for Common Shares on such effective or record date) or, in the case of the events referred to in clause (ii) above, shall be increased in proportion to the decrease in the number of outstanding Common Shares resulting from such reduction, combination or consolidation on such effective or record date. Such adjustment shall be made successively whenever any event referred to in this subsection 4.4(a) shall occur; any such issue of Common Shares (or securities convertible into or exchangeable for Common Shares) by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares under subsections 4.4(b) and 4.4(c) of this Section 4.4; and to the extent that any such securities are not converted into or exchanged for Common Shares prior to the expiration of the conversion or exchange right, the Conversion Rate shall be readjusted effective as of the date of such expiration to the Conversion Rate which would then be in effect based upon the number of Common Shares actually issued upon the exercise of such conversion or exchange right.

   (b) If and whenever at any time prior to the earlier of the Early Termination Date or the Maturity Date the Corporation shall fix a record date for the issuance of rights, options or warrants to the holders of its outstanding Common Shares entitling them, for a period expiring not more than 25 trading days after such record date, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per Common Share (or having a conversion or exchange price per Common Share) less than 95% of the closing market price per Common Share on such record date, the Conversion Rate shall be adjusted immediately after such record date so that it shall equal the rate determined by multiplying the Conversion Rate in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the securities convertible into or exchangeable for Common Shares so offered) by the Current Market Price Per Share on such record date, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the securities convertible into or exchangeable for Common Shares so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; and to the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Conversion Rate shall be readjusted effective as of the date of such expiration to the Conversion Rate which would then be in effect if such record date had not been fixed, or to the Conversion Rate which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

   (c) If and whenever at any time prior to the earlier of the Early Termination Date or the Maturity Date the Corporation shall fix a record date for the making of a distribution to the holders of its outstanding Common Shares of (i) shares of any class other than Common Shares (or other than securities convertible into or exchangeable for Common Shares) and other than shares distributed to holders of Common Shares pursuant to their exercise of options to receive dividends in the form of such shares in lieu of dividends paid in the ordinary course on the Common Shares, or (ii) rights, options or warrants (other than rights, options or warrants referred to in subsection 4.4(b) and rights, options or warrants to subscribe for or purchase Common Shares (or other securities convertible into or exchangeable for Common Shares) for a period of not more than 25 trading days after such record date at a price per Common Share (or having a conversion or exchange price per Common

         Share) not less than 95% of the closing market price of a Common Share on such record date), or (iii) evidences of its indebtedness, or (iv) assets (excluding dividends paid in the ordinary course) then, in each such case, the Conversion Rate shall be adjusted immediately after such record date so that it shall equal the rate determined by multiplying the Conversion Rate in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price Per Share on such record date, less the fair market value (as determined by the Board of Directors with the approval of the Holder, which determination shall be conclusive) of such shares or rights, options or warrants or evidences of indebtedness or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price Per Share. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made on or before the date fixed for distribution, the Conversion Rate shall be immediately readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or to the Conversion Rate which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be; and in clause (iv) of this subsection 4.4(c) the term "dividends paid in the ordinary course" shall include the value of any securities or other property or assets distributed in lieu of cash dividends paid in the ordinary course at the option of shareholders.

   (d) In the case of any reclassification of, or other change in, the outstanding Common Shares of the Corporation other than a subdivision, reduction, combination or consolidation, the Conversion Rate shall be adjusted in such manner, if any, and at such time, as the Board of Directors, with the approval of the Holder, determines to be appropriate on a basis consistent with this Section 4.4.

   (e) In any case in which this Section 4.4 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to the Holder an appropriate instrument evidencing the Holder's right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Issue Date or such later date as the Holder would, but for the provisions of this subsection 4.4(e), have become the holder of record of such additional Common Shares pursuant to subsection 4.4(b).

  (f) The adjustments provided for in this Section 4.4 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or any other event resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate then in effect; provided, however, that any adjustments which by reason of this subsection 4.4(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

   (g) In the event of any question arising with respect to the adjustments provided in this Section 4.4, such question shall be conclusively determined by a firm of independent certified public accountants appointed by the Corporation and acceptable to the Holder; such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Holder.

   (h) No adjustment in the Conversion Rate shall be made in respect of any event described in subsections 4.4(a)(iii), 4.4(b) or 4.4(c) if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if it had converted this Debenture prior to the effective date or record date, as the case may be, of such event.

4.5      No Requirement to Issue Fractional Common Shares

         The Corporation shall not be required to issue fractional Common Shares upon the conversion of any of the Obligations pursuant to this Article. If any fractional interest in a Common Share would, except for the provisions of this Section, be deliverable upon the conversion of any of the Obligations, the Corporation shall, in lieu of delivering any certificate of such fractional interest, satisfy such fractional interest by paying to the Holder an amount in the lawful money of the United States equal (computed to the nearest cent) to the appropriate fraction of the value (being the last reported sale price or, if none, the mean between the closing bid and ask quotations on the American Stock Exchange), or if the Common Shares are not then listed on the American Stock Exchange, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by the Board of Directors, of a Common Share on the Business Day next preceding the Issue Date. Notwithstanding the foregoing, the Corporation shall be under no obligation to pay any amounts dollars for any such fractional interest, if the value of such fractional interest would amount to a sum less than $5.00.

4.6      Corporation to Reserve Common Shares

         The Corporation covenants with the Holder that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon exercise of the Conversion Right, and conditionally allot to the Holder, such number of Common Shares as shall then be issuable upon the conversion of this Debenture. The Corporation covenants with the Holder that all Common Shares which shall be so issuable shall be duly and validly issued and fully paid and non-assessable.

4.7      Certificate as to Adjustment

         The Corporation shall from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.4, deliver an Officers'

Certificate to the Holder specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of independent certified public accountants appointed by the Corporation and acceptable to the Holder (who may be the auditors of the Corporation) and, when approved by the Holder, shall be conclusive and binding on all parties in interest.

4.8      Holder of Record

         For all purposes, on each Issue Date, the Holder (or a Participant, if applicable) shall be deemed to have become the holder of record of the Common Shares into which the Obligations (or a portion thereof) are converted in accordance with Section 4.2 upon the delivery of the certificate or certificates representing such Common Shares, being issued to the Holder (or a Participant, if applicable).

                                   ARTICLE V
                      EARLY TERMINATION OF CONVERSION RIGHT

5.1      Termination of Conversion Right

         The Corporation may terminate the Conversion Right at any time after December 31, 2002 if the average closing price per share of the Common Shares on the American Stock Exchange or other applicable exchange, market or quotation system for the 20 consecutive trading days ending five trading days preceding the date on which notice of termination is given pursuant to Section 5.2 is not less than 200% of the Conversion Rate. The Conversion Right shall terminate automatically 30 days after the date such notice of termination is received by the Holder (the "Early Termination Date"). The average closing price per share shall be determined by dividing the sum of the daily closing prices of the Common Shares sold on the said exchange, market or quotation system during the said 20 consecutive trading days by 20. If the Common Shares are not being traded on an exchange or market at the applicable time then the daily closing price per Common Share shall be a price determined in good faith by the Board of Directors on the written advice of an investment banking firm selected by the Corporation and acceptable to the Holder acting reasonably. For greater certainty, the Conversion Right may be exercised by the Holder pursuant to
Section 4.1 at any time during such 30 day notice period until the Early Termination Date.

5.2      Notice of Termination

         Written notice of termination of the Conversion Right shall be given by or on behalf of the Corporation to the Holder in the manner provided in Section
11.9. The notice of termination shall specify the Early Termination Date and the calculations made pursuant to Section 5.1 hereof.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

6.1      Representations and Warranties of the Corporation

         The Corporation hereby represents and warrants to the Holder, as of the date hereof (and acknowledges that the Holder is relying on such representations and warranties in entering into this Debenture and the transactions contemplated hereby), the representations and warranties set out in Schedule "C" to this Debenture. The Corporation shall also be deemed to make each of the representations and warranties set out in paragraphs 1, 2, 3, and 4 of Schedule "C" hereto on and as of each day from the date hereof to the date on which all Obligations have been paid and satisfied in full. The Corporation agrees that the representations and warranties made by the Corporation and the Holder's ability to rely on them, are not affected or qualified in any way by the Holder's actual knowledge.



6.2      Nature and Survival

         The representations and warranties contained in this Debenture made by the Corporation shall survive (as of the date each such representation and warranty is or is deemed to be made in accordance with Section 6.1) the Closing Date for a period expiring on the earlier of (i) twelve months from the date on which all Obligations are converted, and (ii) July 1, 2005. If no claim is made under this Debenture against a party for any inaccuracy in, or breach of, any representation or warranty made in this Debenture, prior to the expiry of this survival period, such party shall have no further liability under this Debenture with respect to such representation or warranty.

                                   ARTICLE VII
                                    COVENANTS

7.1      General Covenants

         The Corporation covenants with the Holder that so long as this Debenture remains outstanding it will at all times carry on and conduct and will cause to be carried on and conducted its business in the same manner as heretofore carried on and conducted, provided, however, that subject to Article VIII hereunder, the Corporation or any Subsidiary of the Corporation may cease to carry on a business or may dispose of any business, premises, property or operation if, in the reasonable opinion of the Board of Directors or the board of directors any Subsidiary of the Corporation, as the case may be, it would be advisable and in the best interest of the Corporation or any Subsidiary of the Corporation so to do.

7.2      Payment of Principal and Interest

         The Corporation declares, covenants and agrees that the Corporation will duly and punctually pay the principal of, and interest accrued on, this Debenture, at the time and in the manner specified hereby.

7.3      Performance Under Debenture

         The Corporation shall duly and punctually perform and carry out all of the acts or things to be done by it as provided for in this Debenture.

7.4      Continued Listing

         The Corporation shall take all such steps and actions and do all such things that are within its control that are required to maintain the listing and posting for trade of the Common Shares on the American Stock Exchange and to maintain its status as a listed company not in default under the requirements of applicable securities Laws.

7.5      Securities Qualification Requirements

         If, in the opinion of counsel to the Holder, any prospectus or other instrument is required to be filed with or any permission is required to be obtained from any securities regulatory authority or any other step is required under any federal or state Law of the United States before any Common Shares which the Holder is entitled to receive pursuant to this Debenture may properly and legally be delivered upon the due exercise of the Conversion Right, the Corporation covenants that it will take all such action, at its expense, as is required or appropriate in the circumstances.

7.6      Registration Rights

         The Corporation and the Holder shall enter into an amendment of the registration rights agreement (the "Amended Registration Rights Agreement") amending the registration rights agreement (the "Registration Rights Agreement") between the Corporation and IPC Advisors S.a.r.l. dated October 8, 1999 to the effect that, upon their issuance, the Common Shares issuable to the Holder pursuant to this Debenture shall be deemed to be "Registrable Securities" under the Registration Rights Agreement.

7.7      Taxation

         The Corporation shall make all payments of principal and interest (including interest on amounts in default) on this Debenture without withholding of or deduction for or on account of any present or future Taxes imposed or levied by any Taxing Authority unless such Taxes are required to be withheld or deducted by the Corporation by Law or by the interpretation or administration thereof, or upon demand of the Taxing Authority. Whenever in this Debenture the Corporation is obligated to make a payment in respect of which it is so required to withhold or deduct a sum in respect of Taxes, the provision shall be read and construed so as to permit such deduction or withholding (whether or not explicitly stated in connection with the particular payment obligation).

         The Corporation shall make any withholdings or deductions in respect of Taxes required by Law or by the interpretation or administration thereof and shall remit the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable Law and shall provide the Holder with full particulars thereof.

7.8      Use of Proceeds

         The Corporation agrees that the funds received by the Corporation upon the issuance of this Debenture shall be used by the Corporation for the purposes set out in the business plan of the Corporation approved from time to time by the Board of Directors.

7.9      HSR Act

         The parties shall exercise all commercially reasonable efforts to make all filings, if any, the cost of which filings shall be borne equally by the Holder and the Corporation, with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act in order to satisfy the requirements thereof, and to address any concerns of such authorities, to permit the transactions contemplated by this Debenture.

7.10     Consents and Approvals

         The Corporation agrees that it will use all commercially reasonable efforts to obtain all authorizations, waivers, exemptions, consents, orders and other approvals from applicable authorities and other Persons as are necessary to consummate the transactions contemplated hereby, and to satisfy each of the conditions precedent to be satisfied by it and to take or cause to be taken all other action and to do or cause to be done all other things necessary or advisable under applicable Laws to permit the completion of the transactions contemplated hereby in accordance with the provisions of this Debenture. The Corporation will vigorously defend or cause to be defended any lawsuits or other proceedings that may be brought against it challenging or opposing this Debenture or the transactions contemplated hereby.

7.11     Public Announcements

         Each party agrees that, except as may be required by law, it shall not disclose this Debenture or the transactions contemplated hereby to any other Person (other than its directors, officers, employees and advisors who are advised of and agree to be bound by these confidentiality provisions). Without limiting the generality of the foregoing, each party agrees that, to the extent permitted by law, it shall not make any public announcement or regulatory filing disclosing this Debenture or the transactions contemplated hereby without the prior approval of such announcement or regulatory filing by the other, such approval not to be unreasonably withheld or delayed.

7.12     Notification

         During the survival period referred to in Section 6.2, each party will promptly notify the other if any of the representations and warranties made by it in this Agreement ceases to be true, accurate and complete in any material respect and of any failure to comply in any material respect with any of its obligations hereunder.

                                  ARTICLE VIII
                               SUCCESSOR ENTITIES

8.1      Certain Requirements

         The Corporation, without the Holder's prior written consent which consent shall not be unreasonably withheld, shall not enter into any transaction (including by way of reorganization, amalgamation, merger, liquidation, transfer, sale or otherwise) whereby all or substantially all of its property and assets would become the property of any other person, or any entity resulting therefrom (but excluding, for greater certainty, a transfer or sale of shares in the capital of the Corporation, provided that such transfer or sale does not affect the corporate existence or capacity of the Corporation), unless:

   (a) the successor entity shall execute, prior to or contemporaneously with the consummation of such transaction, such instruments, if any, as are in the opinion of counsel to the Holder necessary or advisable to evidence the assumption by the successor entity of liability for the due and punctual payment of the Debenture, interest thereon and all other monies payable hereunder, the covenant of the successor entity to pay the same and the agreement of the successor entity to observe and perform all the covenants and obligations of the Corporation under this Debenture;

   (b) such transaction, in the opinion of counsel to the Holder, shall be upon such terms as to substantially preserve and not impair any of the rights and powers of the Holder hereunder, provided that the rights of the Holder shall be deemed not to have been impaired by reason only of the adjustments contemplated in Section 4.4;

   (c) no condition or event shall exist in respect of the successor entity at the time of such transaction or after giving full effect thereto which constitutes or would constitute an Event of Default hereunder; and

   (d) the successor entity has a net worth equal to or greater than the net worth of the Corporation as of the date hereof.

8.2      Vesting of Powers in Successor

         Whenever the conditions of Section 8.1 have been duly observed and performed: (a) the successor entity shall possess and from time to time may exercise each and every right and power of the Corporation under this Debenture in the name of the Corporation or otherwise and any act or proceeding by any provision of this Debenture required to be done or performed by any trustees or officers of the Corporation may be done and performed with like force and effect by the directors, trustees or officers of such successor entity; and (b) the Corporation shall be released and discharged from liability under this Debenture and the Holder may execute any documents which it may be advised are necessary or advisable for effecting or evidencing such release and discharge.

                                   ARTICLE IX
                                EVENTS OF DEFAULT

9.1      Events of Default

         Any of the following shall constitute an Event of Default under this
Debenture:

   (a) failure by the Corporation to pay all or any part of the Obligations when due and payable;

   (b) a material default occurs pursuant to any agreement, contract, instrument, license or other document pursuant to which the Corporation has obligations to a Person other than the Holder which has not been waived or cured in accordance with the terms of such agreement, contract, instrument, lease, license or other document; for purposes of this subsection 9.1(b), a default shall be deemed to be material if it does or could reasonably be expected to result in damages, losses, costs, liabilities or acceleration of obligations equal to or greater than $750,000;

   (c) the Corporation breaches in any material respect any term, covenant or agreement contained in this Debenture;

   (d) any representation or warranty made hereunder by the Corporation shall be untrue or incorrect when made or deemed to be made;

   (e) the Common Shares cease to be listed for trading on the American Stock Exchange other than solely as a direct result of (i) purchases of Common Shares in the secondary market by the Holder or its affiliates or (ii) a transaction described in Article VIII to which the Holder has given its written consent;

   (f) the occurrence of a Material Adverse Effect on or after the date hereof;

   (g) a decree or order of a court having jurisdiction is entered adjudicating the Corporation a bankrupt or insolvent under any bankruptcy, insolvency or analogous Laws or issuing sequestration or process of execution against the property, or any part thereof which is in the determination of the Holder a substantial part of the property, of the Corporation or appointing a receiver of the property, or of any part thereof which is in the determination of the Holder a substantial part of the property, of the Corporation or ordering the winding-up or liquidation of the affairs of the Corporation and enforcement of any such aforesaid decree or order continues unstayed and in effect for a period of 60 days after notice of such decree or order is received by the Corporation; or

   (h) a resolution is passed for the winding-up or liquidation of the Corporation or if the Corporation institutes proceedings to be adjudicated a bankrupt or insolvent or consents to the filing of any such petition or to the appointment of a receiver or receiver and manager of its property or any part thereof which is in the determination of the Holder a substantial part thereof, or makes a general assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any of the aforesaid purposes.

9.2      Notice of Event of Default

         The Corporation will give notice in writing to the Holder of the occurrence of any Event of Default or other event which, with the lapse of time or giving of notice or otherwise, would be an Event of Default, forthwith upon becoming aware thereof. Such written notice shall specify the nature of such default or Event of Default and the steps taken to remedy the same.

                                    ARTICLE X
                                    REMEDIES

10.1     Automatic Consequences of an Event of Default

         Upon the occurrence of an Event of Default, in the case of an Event of Default specified in subsection 9.1(c) or (f), the Corporation shall, if such Event of Default is capable of being cured, have 20 Business Days from the date of such Event of Default in which to cure the Event of Default, and in the case of an Event of Default specified in Section 9.1(d), the Corporation shall, if such Event of Default is capable of being cured, have 2 Business Days from the date of such Event of Default in which to cure the Event of Default, failing which the Obligations shall immediately be due and payable by the Corporation to the Holder, and in the case of all other Events of Default (without any cure period) the Obligations shall immediately be due and payable by the Corporation to the Holder, and in all cases the Corporation shall pay forthwith to the Holder an amount equal to the Obligations then outstanding under this Debenture without the necessity of any further act or formality.

10.2     Waiver of Default

         If an Event of Default shall have occurred and is continuing the Holder may in writing (and only in writing) waive such Event of Default hereunder and no waiver of a particular Event of Default by the Holder shall extend to or be taken in any manner whatsoever to effect any subsequent Event of Default hereunder with the rights of the Holder resulting therefrom.

                                   ARTICLE XI
                                  MISCELLANEOUS

11.1     Expenses

   (a) The Corporation shall reimburse the Holder on the Holder's request for legal fees and disbursements incurred in connection with the preparation and settlement of this Debenture and the completion of the transactions contemplated thereby, up to a maximum of $50,000.

   (b) The Corporation shall also pay to the Holder on demand all of the Holder's reasonable costs, charges and expenses in connection with the enforcement by any means of any provisions hereof or the exercise of any rights, powers or remedies hereunder.

11.2     Discharge of Debenture

         After the Obligations have been paid and satisfied in full or the Conversion Right has been exercised with respect to any portion of the Obligations, the Holder shall, at the written request and expense of the Corporation, cancel and discharge this Debenture with respect to any portion of the Obligations so paid or converted and execute and deliver to the Corporation such instruments as shall be necessary to discharge this Debenture. For certainty, upon full repayment of the Obligations, all rights of the Holder hereunder shall terminate.

11.3     No Obligation to Advance

         Neither the issue nor delivery of this Debenture shall obligate the Holder to advance any funds, or otherwise make or continue to make any credit available, to the Corporation.

11.4     Dealings with Others

         The Holder may grant extensions of time and other indulgences, take and give up security, accept compositions, make settlements, grant releases and discharges and otherwise deal with the Corporation, debtors of the Corporation, sureties and other Persons as the Holder sees fit, without prejudice to any debts and liabilities of the Corporation to the Holder or the rights, powers and remedies of the Holder under this Debenture.

11.5     Time of Essence

         Time shall be of the essence in this Agreement.

11.6     Entire Agreement

         This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes all oral statements and prior writings with respect hereto.

11.7     No Inconsistent Agreements

         The Corporation will not hereafter enter into any agreement which is inconsistent with, or would otherwise restrict the performance by the Corporation of its obligations hereunder.

11.8     Successors and Assigns

         This Debenture shall be binding on the Corporation and its successors and shall enure to the benefit of the Holder and its successors and assigns. The Obligations shall be paid, and subject to Section 1.2, this Debenture shall be assignable by the Holder, free of any set-off, counter-claim or equities between the Corporation and the Holder.

11.9     Notice

         Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise shall be deemed to have been received on the fourth (4th) Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivery by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lockout or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section. Notices and other communications shall be addressed as follows:

         (a)      if to the Corporation

                      Balanced Care Corporation
                      1215 Manor Drive
                      Mechanicsburg, PA  17055
                      U.S.A.

                      Attention:      Robin L. Barber
                      Telecopier:     (717) 796-6294

                  with a copy to:

                      Kirkpatrick & Lockhart LLP
                      Henry W. Oliver Building
                      535 Smithfield Street
                      Pittsburgh, PA  15222
                      U.S.A.

                      Attention:      Kristen Larkin Stewart, Esq.
                      Telecopier:     (412) 355-6501

         (b)      if to the Purchaser:

                      HR Investments Limited
                      c/o Unsworth & Associates
                      Herengracht 483, 1017 BT
                      Amsterdam, Netherlands

                      Attention:      J. B. Unsworth
                      Telecopier:     011-31-20-623-2285

                  with a copy to:

                      Manfred J. Walt
                      c/o Central Park Lodges Ltd.
                      175 Bloor Street East
                      South Tower
                      Toronto, Ontario
                      M4W 3R8

                      Attention:      Manfred J. Walt
                      Telecopier:     (416) 323-3818
                  with a further copy to:

                      Goodman Phillips & Vineberg
                      250 Yonge Street, Suite 2400
                      Toronto, Ontario
                      M5B 2M6

                      Attention:      Stephen Pincus
                      Telecopier:     (416) 979-1234

11.10    Execution and Counterparts

         For the convenience of the parties, this Agreement may be executed by facsimile or otherwise in several counterparts, each of which when so executed shall be, and be deemed to be, an original instrument and such counterparts together shall constitute one in the same instrument.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereof on the date first indicated above.


                                         BALANCED CARE CORPORATION



                                         Per:/s/ Robin L. Barber
                                                 Robin L. Barber
                                                 Senior Vice President and
                                                 Legal Counsel & Assistant
                                                 Secretary






                                         HR INVESTMENTS LIMITED


                                         Per:  /s/ J. B. Unsworth
                                                   J. B. Unsworth,
                                                   Manager